Exhibit 99.1

Gevo Reports Fourth Quarter and Year-End 2011 Financial Results

Luverne, MN plant retrofit for commercial isobutanol production on schedule

ENGLEWOOD, Colo. — February 28, 2012 — Gevo, Inc. (NASDAQ: GEVO), an innovative renewable chemicals and advanced biofuels company, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2011 and updated its expectations for isobutanol commercialization.

“We are on the cusp of commercializing renewable isobutanol,” said Dr. Patrick Gruber, Chief Executive Officer. “The retrofit of our Luverne plant continues on track to start commercial scale production of renewable isobutanol in the first half of this year. We are incorporating our learnings from this retrofit into the ongoing detailed design of the Redfield Energy retrofit in South Dakota. The renewable isobutanol produced at these plants is primarily targeted for sale under our off-take agreement with Sasol Chemical Industries Ltd. serving the specialty chemicals market.”

“In pursuit of other markets, we plan to direct specific production volumes to seed opportunities for long-term growth in butenes, bio-PET, specialty fuel blendstocks, bio-jet and renewable hydrocarbons,” Dr. Gruber continued. “To support our initial rollout in these future growth markets, we have entered into supply and logistics agreements with Mansfield Oil and one of its subsidiaries for specialty fuel blendstocks, an agreement with The Coca-Cola Company to develop a process for producing fully renewable bottles and packaging using bio-PET and a contract to supply up to 11,000 gallons of ‘alcohol-to-jet’ (ATJ) bio-jet fuel to the U.S. Air Force.”

“Continuing to build our extensive intellectual property portfolio, we have also reported significant progress with a number of patents issued including the patent covering our GIFT® separation system which is integral to our retrofit package,” added Dr. Gruber.

Recent Highlights

•

Gevo was awarded U.S. Patent No. 8,101,808, “Recovery of Higher Alcohols From Dilute Aqueous Solutions,” a landmark patent on its GIFT® separation system which is a central element in Gevo’s unique fermentation technology for the production of isobutanol and addresses how ethanol plants can be retrofitted to produce higher alcohols.

•

Gevo signed an off-take agreement with Land O’Lakes Purina Feed LLC for the sale of isobutanol distiller’s grains (iDGs™) produced at Gevo’s new production facility in Luverne, MN. Land O’Lakes Purina Feed LLC will be the exclusive marketer of Gevo’s isobutanol dried and modified wet iDGs™ for the animal feed market. Further, the companies plan to explore opportunities for special value-added applications in feed markets.

•

Gevo announced a groundbreaking agreement with The Coca-Cola Company (Coca-Cola) to create renewable para-xylene from plant-based isobutanol. This agreement is designed to accelerate the development of Coca-Cola’s second-generation PlantBottle™ packaging made from 100% plant-based materials. In conjunction with Coca-Cola, Gevo will work to develop an integrated commercial-scale system to produce renewable para-xylene, a key building block towards reaching Coca-Cola’s goal of leading the beverage industry away from fossil-fuel based packaging by offering an alternative made completely from renewable resources.

•

Gevo was awarded U.S. Patent No. 8,097,440 “Engineered Microorganisms Capable of Producing Target Compounds Under Anaerobic Conditions.” The patent covers a foundational aspect of Gevo’s yeast technology that is designed to enable the low-cost, high-yield production of biobased isobutanol. Gevo believes the most efficient and economical way to make isobutanol through fermentation is to use yeast that is anaerobic, or doesn’t need oxygen. Gevo has been awarded a patent for an anaerobic yeast utilizing a novel enzymatic structure. This patent demonstrates Gevo’s unique approach for producing isobutanol which is distinct from the aerobic yeast utilized by its competition.

•

Gevo successfully completed the construction and commissioning of the world’s largest ATJ biofuel demonstration plant at South Hampton Resources’ facility near Houston, TX. The facility has begun operations and is delivering test volumes of ATJ biofuel to Gevo’s initial customers.

•

Gevo was awarded a contract by the Defense Logistics Agency to supply up to 11,000 gallons of ATJ based biojet fuel to the U.S. Air Force. Initial test volumes have been delivered and engine testing is expected to begin in the coming months. Additionally, ASTM certification of Gevo’s ATJ biofuel is still expected by 2013.

•

Gevo announced a National Marine Manufacturers Association (NMMA) report evaluating the use of isobutanol as a gasoline blendstock for the boating industry. Gevo’s 16.1% isobutanol blend was compared to standard engine testing gasolines in both emissions and product tests. The NMMA report concluded that isobutanol can be blended into gasoline at higher percentages than ethanol, and unlike ethanol-blended gasoline, isobutanol blends do not cause phase separation when water enters the fuel system.

Financial Highlights

Revenues for the fourth quarter of 2011 were $17.2 million compared to $14.1 million in the same period in 2010 reflecting higher prices for ethanol from the Luverne, MN facility in the fourth quarter of 2011. During the ongoing isobutanol retrofit, the Luverne facility will continue to generate revenue from the production and sale of ethanol and related products. Research and development expense increased to $5.9 million in the fourth quarter of 2011 from $3.4 million for the same period in 2010. Increased investment in research and development in the fourth quarter of 2011 reflected increased headcount and other resources deployed in support of the ongoing retrofit of the Luverne facility, as well as costs to complete the hydrocarbon demonstration plant at South Hampton Resources’ facility near Houston, TX. Selling, general and administrative expense for the fourth quarter of 2011 increased to $8.9 million from $4.5 million for the same period in 2010. The increase included support of Gevo’s ongoing litigation with Butamax Advanced Biofuels LLC (Butamax) which was initiated in 2011, increased personnel and related expenses to support initial commercialization activities, increased compliance activities as a public company and incentive and related payments. The net loss for the fourth quarter of 2011 was $14.2 million compared to $6.3 million for the fourth quarter of 2010.

Revenues for fiscal year 2011 were $64.6 million compared to $16.4 million in fiscal year 2010 as a result of revenues from ethanol sales and related products from the Luverne, MN facility, which Gevo acquired in September 2010. Research and development expense increased to $19.8 million in fiscal year 2011, from $14.8 million for fiscal year 2010. Increased investment in research and development in 2011 compared to 2010 reflected increased resources deployed in support of the ongoing retrofit of the Luverne facility as well as costs to construct the hydrocarbon demonstration plant at South Hampton Resources’ facility near Houston, TX that was completed in the fourth quarter of 2011. Selling, general and administrative expense for fiscal year 2011 increased to $28.9 million from $23.6 million for the same period in 2010. The increase in selling, general and administrative expense included increased resources, including personnel and related costs, in support of initial commercialization activities in anticipation of the Luverne facility coming on line for isobutanol production in the first half of 2012, support of Gevo’s ongoing litigation with Butamax which was initiated in 2011, implementation of compliance activities as a newly public company and incentive and related payments. The net loss for fiscal year 2011 was $48.2 million compared to $40.1 million for fiscal year 2010.

Gevo reported cash and cash equivalents on hand of $94.2 million as of December 31, 2011.

Webcast and Conference Call Information

Patrick R. Gruber, Ph.D., Chief Executive Officer, and Mark Smith, Chief Financial Officer, will host a conference call today at 4:30 p.m. EST (2:30 p.m. MST) to review the Company’s financial results for the fourth quarter and full year ended December 31, 2011 and provide an update on expected isobutanol commercialization.

To participate in the conference call, please dial 1-800-659-2032 (inside the US) or 1-617-614-2712 (outside the US) and reference the access code 10482902. The presentation will be available via a live webcast at: http://www.media-server.com/m/acs/e048ff4869b34e5c99928cc7906c7ce8.

A replay of the call will be available two hours after the conference call ends on February 28, 2012 until Midnight EST on March 28, 2012. To access the replay, please dial 1-888-286-8010 (inside the US) or 1-617-801-6888 (outside the US) and reference the access code 14857196. The archived webcast will be available for 30 days in the Investor Relations section of Gevo’s website at www.gevo.com.

About Gevo

Gevo is converting existing ethanol plants into biorefineries to make renewable building block products for the chemical and fuel industries. The company plans to convert renewable raw materials into isobutanol and renewable hydrocarbons that can be directly integrated on a “drop in” basis into existing chemical and fuel products to deliver environmental and economic benefits. Gevo is committed to a sustainable biobased economy that meets society’s needs for plentiful food and clean air and water. For more information, please visit www.gevo.com.

Forward-Looking Statements

Certain statements within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the timing and costs associated with and the availability of capital for Gevo’s scheduled retrofits of existing ethanol production facilities, its future isobutanol production capacity, the timing associated with bringing such capacity online, the availability of additional production volumes to seed additional market opportunities, the expected applications of isobutanol, including its use to produce renewable para-xylene and ATJ biojet, addressable markets, and market demand, Gevo’s ability to produce commercial quantities of isobutanol from cellulosic feedstocks, the suitability of Gevo’s iDGs™ for the animal feed market, the expected cost-competitiveness and relative performance attributes of isobutanol and the products derived from it, the strength of Gevo’s intellectual property position and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of Gevo’s management and are subject to significant risks and uncertainty. All such forward-looking statements speak only as of the date they are made, and Gevo assumes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Gevo believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a discussion of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the risk disclosures in Gevo’s Annual Report on Form 10-K for the year ended December 31, 2010, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the Securities and Exchange Commission by Gevo.

Non-GAAP Financial Information

Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude non-cash items such as stock-based compensation. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. These non-GAAP financial measures also facilitate management’s internal comparisons to Gevo’s historical performance as well as comparisons to the operating results of other companies. In addition, Gevo believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Gevo’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided in the financial statement tables below.

Gevo, Inc.

Consolidated Statements of Operations Information

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
REVENUES:
Ethanol sales and related products, net	$16,994,000	$13,790,000	$63,742,000	$14,765,000
Licensing revenue	—	—	—	138,000
Grant and research and development program revenue	235,000	318,000	807,000	1,493,000

Total revenues	17,229,000	14,108,000	64,549,000	16,396,000

COST OF GOODS SOLD	(15,526,000)	(12,590,000)	(60,588,000)	(13,446,000)

GROSS MARGIN	1,703,000	1,518,000	3,961,000	2,950,000

OPERATING EXPENSES:
Research and development	(5,938,000)	(3,388,000)	(19,753,000)	(14,820,000)
Selling, general and administrative	(8,889,000)	(4,529,000)	(28,890,000)	(23,643,000)
Loss on abandonment or disposal of assets	—	—	(11,000)	—

Total operating expenses	(14,827,000)	(7,917,000)	(48,654,000)	(38,463,000)

LOSS FROM OPERATIONS	(13,124,000)	(6,399,000)	(44,693,000)	(35,513,000)

OTHER (EXPENSE) INCOME:
Interest and other expense	(1,036,000)	(926,000)	(3,577,000)	(2,374,000)
Interest and other income	—	12,000	85,000	108,000
Gain (Loss) from change in fair value of warrant liabilities	—	969,000	(29,000)	(2,333,000)

Other income (expense)—net	(1,036,000)	55,000	(3,521,000)	(4,599,000)

NET LOSS	(14,160,000)	(6,344,000)	(48,214,000)	(40,112,000)

Deemed dividend—amortization of beneficial conversion feature on Series D-1 preferred stock	—	(989,000)	(1,094,000)	(2,778,000)

NET LOSS ATTRIBUTABLE TO GEVO, INC. COMMON STOCKHOLDERS	$(14,160,000)	$(7,333,000)	$(49,308,000)	$(42,890,000)

Net loss per share attributable to Gevo, Inc. common stockholders—basic and diluted	$(0.54)	$(6.35)	$(2.15)	$(37.44)

Weighted-average number of common shares outstanding—basic and diluted	26,005,744	1,154,407	22,909,916	1,145,500

Non-GAAP Financial Information

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Gevo Development, LLC / Agri-Energy, LLC
Income (Loss) from operations	$1,181,000	$900,000	$1,462,000	($1,704,000)
Depreciation and amortization	518,000	511,000	2,061,000	549,000
Non-cash stock-based compensation	45,000	—	85,000	—

Non-GAAP income (loss) from operations	$1,744,000	$1,411,000	$3,608,000	($1,155,000)

Gevo, Inc.
Loss from operations	($14,305,000)	($7,299,000)	($46,155,000)	($33,809,000)
Depreciation and amortization	710,000	504,000	2,539,000	2,639,000
Non-cash stock-based compensation	1,884,000	1,261,000	6,741,000	10,511,000

Non-GAAP loss from operations	($11,711,000)	($5,534,000)	($36,875,000)	($20,659,000)

Gevo Consolidated
Loss from operations	($13,124,000)	($6,399,000)	($44,693,000)	($35,513,000)
Depreciation and amortization	1,228,000	1,015,000	4,600,000	3,188,000
Non-cash stock-based compensation	1,929,000	1,261,000	6,826,000	10,511,000

Non-GAAP loss from operations	($9,967,000)	($4,123,000)	($33,267,000)	($21,814,000)

Gevo, Inc.

Condensed Consolidated Balance Sheet Information

(Unaudited)

	December 31.
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$94,225,000	$15,274,000
Accounts receivable	2,938,000	2,830,000
Inventories	3,814,000	3,765,000
Prepaid expenses and other current assets	1,757,000	2,025,000

Total current assets	102,734,000	23,894,000

Property, plant and equipment—net	28,777,000	23,465,000
Deferred offering costs	—	3,152,000
Debt issue costs	1,017,000	929,000
Deposits and other assets	502,000	169,000

Total assets	$133,030,000	$51,609,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$12,440,000	$7,903,000
Current portion of secured long-term debt	3,491,000	1,785,000
Derivative liability	186,000	405,000
Fair value of warrant liabilities	—	2,034,000

Total current liabilities	16,117,000	12,127,000

Secured long-term debt, less current portion	24,752,000	18,647,000
Other liabilities	24,000	876,000

Total liabilities	40,893,000	31,650,000

Stockholders’ equity
Convertible preferred stock	—	146,000
Common stock	264,000	12,000
Additional paid-in capital	226,508,000	105,128,000
Deficit accumulated during development stage	(134,635,000)	(85,327,000)

Total stockholders’ equity	92,137,000	19,959,000

Total liabilities and stockholders’ equity	$133,030,000	$51,609,000

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Jackie Kolek, Peppercom (media)

212-931-6166

jkolek@peppercom.com

Sarah McCabe, Stern Investor Relations, Inc. (investors)

212-362-1200

sarah@sternir.com